Exhibit 99.1

NRx Pharmaceuticals, Inc. (NASDAQ: NRXP) Regains Compliance With Nasdaq Minimum Market Value of Listed Securities Requirement

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Company received written notice from the Nasdaq Listing Qualifications Staff stating that the Company regained compliance with the applicable Nasdaq minimum market value of listed securities continued listing requirement

●	Nasdaq stated that the matter is now closed

WILMINGTON, Del., Jan. 21, 2025 /PRNewswire/ -- NRx Pharmaceuticals, Inc. (NASDAQ: NRXP) ("NRx", the "Company"), a clinical-stage biopharmaceutical company, today announced that on January 17, 2025, it received written notice from the Nasdaq Listing Qualifications Staff (the "Staff") stating that the Company regained compliance with the market value of listed Securities ("MVLS") requirement, as set forth in Nasdaq Listing Rule 5550(b)(2) (the "Rule") for continued listing on the Nasdaq Capital Market, and the matter is now closed.

As previously reported, the Company was notified by the Staff on August 6, 2024 that it was not in compliance with the Rule because it failed to maintain a MVLS of at least $35 million for a period of 30 consecutive trading days. To regain compliance with the Rule, the Company's Common Stock was required to maintain a MVLS of at least $35 million for a minimum of 10 consecutive trading days.  This requirement was met on January 16, 2025, the 10th consecutive trading day when the Company's MVLS was at least $35,000,000.

About NRx Pharmaceuticals, Inc.

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain, and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx plans to file an NDA for Accelerated Approval for NRX-101 in patients with bipolar depression and suicidality or akathisia. NRX-101 additionally has potential to act as a non-opioid treatment for chronic pain, as well as a treatment for complicated UTI.

NRx has recently announced initiation of filing a New Drug Application for NRX-100 (IV ketamine) for the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, among others, statements regarding closing the acquisition of Kadima and obtaining financing necessary to consummate the acquisition. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company's operations, results of operations, growth strategy, liquidity, the Company's ability to continue to meet the listing standards of the NASDAQ Capital Market, the Company's ability to meet the listing standards of the NASDAQ Global Market, including maintaining a minimum bid price of at least $4.00 per share for at least 90 consecutive days, and whether the Company's application to be traded on the NASDAQ Global Market will be approved. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:
Matthew Duffy
Chief Business Officer, NRx Pharmaceuticals
Co-Chief Executive Officer, HOPE Therapeutics, Inc.
mduffy@nrxpharma.com